 Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100040115-54
Filing Date and Time 01/25/2010 3:30 PM
Entity Number E0464652008-9

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFBCE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporafion:

Bellmore Corporation

2. The articles have been amended as follows: (provide article fwmbers, if available)

Article One is changed to read as follows: 1. Name of Corporation: MobileBits Holdings Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation* have voted in favor of the amendment is:                         84 75%

4. Effective date of filing: (optional)  ____________________________________________________________
(must not be later than 90 days after the certificate is filed)

5.    Signature: (required)

X /s/ Walter Kostiuk
Signature of Officer Walter Kostiuk

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirrnativo vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate foas.	Revraed: 3-6-09